Exhibit 99.1

Omega Environmental, Inc.
Debtor In Posession Case #97-06084
Comparative Balance Sheet Information

	(unaudited) October 31, 2000 Continuing Operations	(unaudited) September 30, 2000 Continuing Operations	Change	(unaudited) October 31, 2000 Discontinued Operations	(unaudited) September 30, 2000 Discontinued Operations	Change	(unaudited) October 31, 2000 Combined Final	(unaudited) September 30, 2000 Combined Final	Change
CURRENT ASSETS
Cash	295,951	270,072	25,879	—	—	—	295,951	270,072	25,879
Restricted cash held in escrow	—	—	—	2,746,690	2,744,732	1,958	2,746,690	2,744,732	1,958
Accounts receivable
A/R — Florida supplemental	—	—	—	1,229,656	1,229,656	—	1,229,656	1,229,656	—
Allowance for doubtful accounts	—	—	—	(1,229,656)	(1,229,656)	—	(1,229,656)	(1,229,656)	—

Accounts receivable, net	—	—	—	—	—	—	—	—	—

Prepaid expenses	47,232	52,232	(5,000)	—	—	—	47,232	52,232	(5,000)

TOTAL CURRENT ASSETS	343,183	322,304	20,879	2,746,690	2,744,732	1,958	3,089,873	3,067,036	22,837

Investment & Intercompany in Subsidiaires	74,375,431	74,375,431	—	—	—	—	—	—	—

TOTAL ASSETS	74,718,614	74,697,735	20,879	2,746,690	2,744,732	1,958	3,089,873	3,067,036	22,837

POST PETITION CURRENT LIABILITIES
Accounts payable	2,098	2,098	—	—	—	—	2,098	2,098	—
Line of Credit with GMAC	11,440,486	10,841,424	599,062			—	11,440,486	10,841,424	599,062
Transfer of Pre-petition preference collections from vendors	(1,034,847)	(1,016,847)	(18,000)			—	(1,034,847)	(1,016,847)	(18,000)

Line of Credit with GMAC, net of pre-petition preferences	10,405,639	9,824,577	581,062	—	—	—	10,405,639	9,824,577	581,062
Accrued expenses, excluding bankruptcy costs	28,088	28,088	—	69,976	69,976	—	98,064	98,064	—
Accrued bankruptcy costs	719,279	1,168,525	(449,246)	—	—	—	719,279	1,168,525	(449,246)
Estimated claims against cash held in escrow	—	—	—	2,746,636	2,744,678	1,958	2,746,636	2,744,678	1,958
Intercompany — GMAC	(226,017)	(226,017)	—	226,017	226,017	—	—	—	—

TOTAL POST PETITION CURRENT LIABILITIES	10,929,087	10,797,271	131,816	3,042,629	3,040,671	1,958	13,971,716	13,837,942	133,774
Intercompany Notes Payable			—	12,246,983	12,246,983	—	—	—	—
Pre Petition Preference collections from vendors	1,034,847	1,016,847	18,000			—	1,034,847	1,016,847	18,000
Pre Petition Liabilities	3,606,863	3,606,863	—	11,809,400	11,809,400	—	15,416,263	15,416,263	—
Pre Petition Estimated Construction Claims	—	—	—	1,800,000	1,800,000	—	1,800,000	1,800,000	—

TOTAL LIABILITIES	15,570,797	15,420,981	149,816	28,899,012	28,897,054	1,958	32,222,826	32,071,052	151,774

SHAREHOLDERS' EQUITY
Common stock at par	121,289	121,289	—	5,454,120	5,454,120	—	121,289	121,289	—
Additional paid in capital	127,234,871	127,234,871	—	53,904,684	53,904,684	—	124,465,227	124,465,227	—
Treasury Stock A-P-I-C	(562,506)	(562,506)	—	—	—	—	(562,506)	(562,506)	—
Retained earnings — prior	(49,321,103)	(49,321,103)	—	(62,684,343)	(62,684,343)	—	(112,005,446)	(112,005,446)	—
Y-T-D net income pre petition	(2,399,934)	(2,399,934)	—	(950,442)	(950,442)	—	(3,350,376)	(3,350,376)	—
Y-T-D net income post petition	(15,924,800)	(15,795,863)	(128,937)	(21,876,341)	(21,876,341)	—	(37,801,141)	(37,672,204)	(128,937)

TOTAL SHAREHOLDERS' EQUITY	59,147,817	59,276,754	(128,937)	(26,152,322)	(26,152,322)	—	(29,132,953)	(29,004,016)	(128,937)

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	74,718,614	74,697,735	20,879	2,746,690	2,744,732	1,958	3,089,873	3,067,036	22,837

See accompanying notes to financial statement information

Exhibit 99.1

Omega Environmental, Inc.
Debtor In Possession Case #97-06084
Comparative Statement of Operations Information

	(unaudited) Month Ended October 31, 2000 Continuing Operations	(unaudited) Month Ended September 30, 2000 Continuing Operations	Change	(unaudited) Month Ended October 31, 2000 Discontinued Operations	(unaudited) Month Ended September 30, 2000 Discontinued Operations	Change	(unaudited) Month Ended October 31, 2000 Combined Final	(unaudited) Month Ended September 30, 2000 Combined Final	Change
Sales	—	—	—	—	—	—	—	—	—
Cost of Sales	—	—	—	—	—	—	—	—	—

Gross Profit	—	—	—	—	—	—	—	—	—
Selling, General, and Administrative	19,071	23,798	(4,727)	—	—	—	19,071	23,798	(4,727)

Loss From Operations	(19,071)	(23,798)	4,727	—	—	—	(19,071)	(23,798)	4,727
Other Income(Expense):
Interest Expense	(108,826)	(96,138)	(12,688)	—	—	—	(108,826)	(96,138)	(12,688)
Other Income (Expense)	—	5,938	(5,938)	—	(83,854)	(83,854)	—	(77,916)	77,916

Total Other Expense	(108,826)	(90,200)	(18,626)	0	(83,854)	(83,854)	(108,826)	(174,054)	65,228
Net Loss Before Bankruptcy Administrative Expenses	(127,897)	(113,998)	(13,899)	0	(83,854)	(83,854)	(127,897)	(197,852)	69,955
Bankruptcy Administrative Expenses	(1,040)	(2,200)	1,160	0	—	—	(1,040)	(2,200)	1,160

Net Loss	(128,937)	(116,198)	(12,739)	0	(83,854)	(83,854)	(128,937)	(200,052)	71,115

See accompanying notes to financial statement information

EXHIBIT 99.1

Omega Environmental, Inc.
Debtor in Possession Case # 97—06084
Comparative Combined Statement of Cash Flows Information

	(unaudited) Month Ended October 31, 2000	(unaudited) Month Ended September 30, 2000	Change
Cash flows from operating activities:
Net loss	$(128,937)	$(200,052)	$71,115
Change in certain assets & liabilities:
(Increase) decrease in:
Prepaids & other assets	5,000	5,000	0
Increase (decrease) in:
Accounts payable	0	(4,762)	4,762
Accrued expenses	(449,246)	(27,337)	(421,909)

Total adjustments	(444,246)	(27,099)	(417,147)

Net cash provided by (used in) operating activities	(573,183)	(227,151)	(346,032)
Cash flows from investing activities:
Proceeds from sale of equipment	0	0	0
Additions to property and equipment	0	0	0

Net cash provided by (used in) investing activities	0	0	0
Cash flows from financing and other activities:
Net proceeds (repayments) from revolver credit loan	599,062	182,191	416,871
Proceeds from pre-petition preference payment receipts	18,000	4,000	14,000
(Reduction) Increase of pre-petition liabilities	(18,000)	(4,000)	(14,000)

Net cash provided by (used in) financing activities	599,062	182,191	416,871

Net decrease in cash	25,879	(44,960)	70,839
Cash at beginning of period	270,072	315,032	(44,960)

Cash at end of period	$295,951	$270,072	$25,879

See accompanying notes to financial statement information

EXHIBIT 99.1

Omega Environmental, Inc.
Debtor in Possession Case # 97-06084
October 31, 2000 Financial Reporting Information

Notes to Financial Statement Information

Basis of Presentation

    The financial statement information presented is un-audited and does not comply with generally accepted accounting principles. Additionally, significant estimates were used in the preparation of this financial statement information and actual results may vary significantly from these estimates.

Accounts Receivable

    Accounts receivable recorded on the Discontinued Operation's balance sheet of $1.2 million represents Florida Supplemental balances. The amount is fully reserved.

GMAC Credit Corporation

    As of October 31, 2000, the Company's borrowings from GMAC Credit Corporation were $11,440,486.

Pre-Petition Preference Receipts

    Beginning in June 1999, Omega began collecting pre-petition preferences that are accounted for in the pre-petition liabilities section of the corporate balance sheet. Collections for the month of October 2000 and total collections since June 1999 were $18,000, and $1,034,847, respectively.